UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2024

Plum Acquisition Corp. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40677	98-1581691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2021 Fillmore St. #2089

San Francisco, California 94115

(Address of principal executive offices, including Zip Code)

(415) 683-6773

Registrant’s telephone number, including area code

Alpha Partners Technology Merger Corp.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares included as part of the Units, par value $0.0001 per share	APTM	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	APTMW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant to acquire one Class A ordinary share	APTMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the extraordinary general meeting (the “EGM”), Alpha Partners Technology Merger Corp. (the “Company”) filed an Amended and Restated Memorandum and Articles of Association (the “A&R Charter”) on February 1, 2024, which (i) extended the date by which the Company has to consummate a business combination from July 30, 2024 to January 30, 2025, or such earlier date as shall be determined by the Company’s board of directors and (ii) changed the name of the Company from Alpha Partners Technology Merger Corp. to Plum Acquisition Corp. III (the “Name Change Proposal”).

The foregoing description of the A&R Charter is qualified in its entirety by the full text of the change, which is filed as Exhibit 3.1 hereto and incorporated herein by reference. The Company will issue a press release or File a Current Report on Form 8-K announcing the date on which it will begin trading under the new name.

The CUSIP numbers for the Company's Class A ordinary shares has not changed as a result of the Name Change Proposal and will remain G62390111. The CUSIP numbers for the Company's units and warrants will not change, and will remain G63290129 and G63290103, respectively.

In due course, the Nasdaq trading symbol for (i) the Class A ordinary shares will be changed to “PLMJ”, (ii) the Company’s units will be changed to “PLMJU”, and (iii) the Company’s warrants will be changed to “PLMJW”. Each of the foregoing proposed changes have delivered to The Nasdaq Stock Market LLC and are expected to become effective on or around February 16, 2024.

Item 8.01 Other Events.

In connection with the EGM, the holders of 12,433,210 Class A ordinary shares, properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.75 per share, for an aggregate redemption amount of $133,691,563. After the redemptions, $24,561,487 will remain in the Company's trust account.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Amended and Restated Memorandum and Articles of Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLUM ACQUISITION CORP. III

Date: February 7, 2024	By:	/s/ Kanishka Roy
	Name:	Kanishka Roy
	Title:	President and Chief Executive Officer

2